EXHIBIT 99.1

VIKING ENERGY GROUP, INC.

15915 Katy Freeway, Suite 450

Houston, Texas 77094

Tel. (281) 404.4387

_____________________________

CONFIDENTIAL

LETTER OF INTENT

January 23, 2020

Camber Energy, Inc.

1415 Louisiana Street, Suite 3500

Houston, Texas 77002

Attention:     Louis Schott, Interim Chief Executive Officer

Dear Mr. Schott:

Re:      Proposed Acquisition of Viking Energy Group, Inc. (“Viking”) by Camber Energy, Inc. (“Camber”)

Further to recent discussions, the purpose of this letter of intent (the “Letter of Intent”) is to set out the proposed terms and conditions concerning the proposed acquisition of Viking by Camber. The proposed acquisition and ancillary transactions are collectively referred to in this Letter of Intent as the “Proposed Transaction”.

This Letter of Intent replaces and supersedes any previous Term Sheets and/or Letters of Intent executed by the parties, but not the terms of the prior Non-Disclosure Agreement, which shall remain in effect.

This Letter of Intent sets out certain non-binding understandings in ARTICLE 1 (the “Non-Binding Provisions”), and certain binding agreements in ARTICLE 2 and ARTICLE 3 (the “Binding Provisions”); the Binding Provisions include provisions which are intended to survive the termination of this Letter of Intent and provisions which are not.

ARTICLE 1

NON-BINDING PROVISIONS

Section 1.1 Non-Binding Provisions.

The provisions set out in this ARTICLE 1 are intended only to outline the principal terms and conditions upon which the parties will attempt to negotiate the Proposed Transaction and do not create or constitute any legally binding obligations between the parties, nor impose any liability on any party to another.

1

Section 1.2 Definitive Agreement.

The precise terms of the agreements between the parties relating to the Proposed Transaction will be contained in a definitive agreement satisfactory to the parties and their respective counsel (the “Definitive Agreement”). Viking and its counsel will be responsible for preparing the initial draft of the Definitive Agreement.

Section 1.3 Principal Terms of Acquisition.

(a)	Business Objective. Complete an acquisition of Viking by Camber in exchange for shares of Camber, following which, upon the amalgamation of the two entities (the “Merger”):

(i)	Camber shareholders will own 15% of the common shares of the merged entity (“MergeCo”). For greater certainty, all existing issued or issuable preferred shares, common shares, warrants, underlying shares associated with any convertible security or debt, or other securities, calculated on a fully-diluted basis, shall not be more than 15% of MergeCo; and

(ii)	Viking shareholders will own 85% of the common shares of MergeCo. For greater certainty, all existing issued or issuable preferred shares, common shares, warrants, underlying shares associated with any convertible security or debt, or other securities, calculated on a fully-diluted basis, shall not be more than 85% of MergeCo.

(b)	Governance. MergeCo will have an initial Board of Directors consisting of five members. Viking shall choose 4 board members and Camber shall be able to nominate one 1 member to the Board for the 12-month period following the closing date of the merger. James A. Doris shall be the President & CEO of MergeCo.

(c)	Headquarters of MergeCo. Houston, Texas.

(d)	Date of Merger. Upon receipt of necessary shareholder approval.

(e)	Material Business Conditions:

(i)	Closing of Oil & Gas Transaction. Viking and/or its subsidiary Elysium Energy, LLC (“Elysium”), shall have completed the acquisition of assets described in the Form 8-K filed by Viking with the Securities and Exchange Commission on or about October 11, 2019 (the “Viking’s New Acquisition”).

(ii)	Extension of Maturity Date of Promissory Note. In connection with the acquisition referenced in subparagraph (e)(i) above, Viking shall have arranged to extend the maturity date of the promissory note executed and delivered by Viking in connection with the acquisition it closed on or about December 28, 2018, or any replacement promissory note, to June 1, 2021.

2

(iii)	Minimum Cash Requirement. Camber shall have upon closing of the Merger at least $4,000,000 in unencumbered cash (and without any associated debt) available for use by MergeCo for working capital purposes.

(iv)	Camber’s Series C Preferred Stock. Camber shall have (a) redeemed or otherwise extinguished all of its existing Series C Preferred Stock; or (b) come to an understanding/agreement with its Series C Preferred Stock holder to fix the number of shares of common stock issued or issuable to such Series C Preferred Stock holder at the time of the closing of the Merger, which shares issued/issuable to such Series C holder shall solely come out of the 15% of MergerCo which Camber shareholders are due as discussed in (v) below.

(v)	Ownership Percentage Adjustment. The parties will agree on a formula to adjust the aforementioned 85/15 ownership interest in MergeCo to account for the possibility where on closing of the Merger: (a) Camber has more than the $4,000,000 minimum cash requirement or, in addition to the cash requirement Camber has made a Pre-Merger Acquisition; and/or (b) Viking, outside of its Ichor division or Elysium division, has surplus unencumbered cash. The adjustment will only apply for every $500,000 in surplus cash and the capital must have been raised through an equity issuance (i.e. it cannot have been raised through a debt instrument or obligation) or assets (as applicable). “Pre-Merger Acquisition” means an entity, assets or operations acquired by Camber prior to the closing of the Merger, if such acquisition is required by Camber (in the reasonable determination of the Board of Directors) to maintain Camber’s listing on the NYSE American. In lieu of adjusting the post-Merger ownership as discussed above in connection with the Pre-Merger Acquisition, the parties may mutually agree, subject to applicable law, to spin out such Pre-Merger Acquisition to Camber shareholders.

(vi)	Existing Management of Camber. Members of the existing management team of Camber shall execute agreements as to their role with and compensation from MergeCo for a reasonable transitional period post-closing (estimated to be approximately six months).

(vii)	Fairness Opinions. Each of Camber and Viking will have obtained an opinion regarding the fairness of the Merger as to each of them and their shareholders.

(viii)	Debt of Viking. At the time of the closing of the Merger, the only debt that Viking will have that is scheduled to mature in 2020 will be no more than the approximately $13.5 million of convertible debt due on or about August 31, 2020.

(f)	Potential Interim Steps. If the parties agree that it is more prudent prior to the completion of the Merger to raise equity capital (“Acquisition Equity”) for Viking’s New Acquisition through Camber, as opposed to through Viking, then upon execution of the Definitive Agreement:

(i)	Viking will transfer to Camber all of Viking’s right, title and interest in and to the membership interests of Elysium Energy, LLC (“Elysium”), which is party to the Purchase and Sale Agreement (“PSA”) signed in connection with Viking’s New Acquisition;

(ii)	Camber will issue Viking preferred shares of Camber with the following characteristics:

(A)	liquidation preference, which will be junior to the liquidation preference of Camber’s Series C Preferred Stock holder (or senior to such Series C Preferred Stock, only with the prior approval and consent of such Series C Preferred Stock holder);

(B)	restrictions on Camber being able to issue additional preferred shares without Viking’s consent;

(C)	until the aforementioned merger is complete Viking shall be the beneficiary of 85% of the net revenues and/or profits or other economic returns from Elysium and/or the assets included with Viking’s New Acquisition, subject only to the rights of Elysium’s senior secured lender; and

(D)	Upon completion of the Merger these preferred shares will be redeemable by MergeCo for nominal consideration;

(iii)	James A. Doris will be the President of Elysium; and

(iv)	Petrodome Operating, LLC, or such other operator as determined by Viking, shall be the operator of record of the New Assets.

3

If the amount of any Acquisition Equity raised through Camber is more than $4,000,000, then the Ownership Adjustment mechanism mentioned in subparagraph (e)(v) above shall apply.

Notwithstanding the above, Camber shall separately have the ability to raise funding through the sale of equity (or convertible equity) prior to the closing of the Merger, provided that such equity/convertible equity shall be factored into the 15% of MergerCo which Camber shareholders will own post-closing.

If the Merger is not approved on or before June 30, 2020 (the “Deadline”), then either party shall have the right to terminate the transaction, at which time Camber shall transfer the membership interests of Elysium back to Viking, and Viking will relinquish its preferred shares in Camber. The Deadline shall be extended automatically in the event the Merger is not approved by June 30, 2020, but the parties are working in good faith to close the Merger.

Section 1.4 Closing and Conditions of Closing.

The closing of each of the above-noted transactions will be subject to the usual conditions of closing for a transaction of this nature, all of which will be included in the Definitive Agreement. Along with the conditions noted in Section 1.3(e) above, the Proposed Transaction will be conditional upon the following:

(g)	Viking shall have negotiated a new remuneration arrangement with Network 1 Financial Securities, Inc. with respect to such broker-dealer’s role in and compensation associated with Viking’s merger with Camber, on terms and conditions satisfactory to Viking and Camber;

(h)	Viking shall have negotiated a new remuneration arrangement with RHK Capital with respect to such broker-dealer’s role in and compensation associated with Viking’s merger with Camber, on terms and conditions satisfactory to Viking and Camber;

(i)	all requisite governmental and regulatory approvals of, exemptions from and consents to the Proposed Transaction will have been obtained and all waiting periods prescribed by law will have expired, including, without limitation, approvals from the NYSE American and the Securities and Exchange Commission (including effectiveness of a Registration Statement on Form S-4);

(j)	Camber will have entered into a settlement or similar arrangement with the holders of its Series C Preferred Stock; and

(k)	all requisite approvals of the board of directors and shareholders of each of Viking and Camber will have been obtained.

4

ARTICLE 2

SURVIVING BINDING PROVISIONS

Section 2.1 Survival of Provisions.

In recognition of the significant costs to be borne by each of the parties in pursuing the Proposed Transaction and in further consideration of their respective undertakings as to the matters described in this Letter of Intent, the provisions set out in this ARTICLE 2 will be legally binding and enforceable upon execution of this Letter of Intent and will survive in the event that this Letter of Intent is terminated (the “Surviving Binding Provisions”).

Section 2.2 Disclosure/Public Announcements.

Neither party will make a public announcement concerning the Proposed Transaction without the prior written approval of the other party.

Section 2.3 Responsibility for Fees and Costs.

Camber and Viking shall each be responsible for their own costs, including legal, accounting and other professional fees, incurred in connection with this Letter of Intent, the negotiation, preparation and execution of the Definitive Agreement, or otherwise relating to the Proposed Transaction.

Section 2.4 Exclusivity.

For fifteen (15) business days following execution of this Letter of Intent Camber shall not, directly or indirectly, engage in, solicit, participate or entertain any negotiations or communications of any kind with any person regarding a potential merger, take-over or acquisition by or involving Camber, unless such activity is directly associated with raising capital for Viking’s New Acquisition. It is agreed and understood that Camber has previously had discussions regarding the acquisition of assets and Camber is permitted to continue such discussions and negotiations during the Exclusivity Period. It is also agreed and acknowledged that Camber may have discussions regarding the acquisition of oil and gas assets during the Exclusivity Period.

ARTICLE 3

NON-SURVIVING BINDING PROVISIONS

Section 3.1 Non-Surviving Binding Provisions.

In recognition of the significant costs to be borne by each of the parties in pursuing the Proposed Transaction and in further consideration of their respective undertakings as to the matters described in this Letter of Intent, the provisions set out in this ARTICLE 3 will be legally binding and enforceable upon execution of this Letter of Intent and will terminate upon termination of this Letter of Intent (the “Non-Surviving Binding Provisions”).

Section 3.2 Due Diligence.

Each party and its duly authorized representatives will be entitled to make such investigations of the other party, including with respect to the party’s properties and assets, and such other matters relating to the Proposed Transaction as each party deems advisable so as to satisfy itself as to the viability of the Proposed Transaction.

5

Section 3.4 Termination.

This Letter of Intent will terminate automatically upon the execution of the Definitive Agreement, and may be terminated:

(a)	by mutual written consent of all parties; or

(b)	by written notice from one party to another if the parties have not entered into a Definitive Agreement within 10 business days following the execution of this Letter of Intent provided that the termination of this Letter of Intent will not affect the liability of a party for breach of any of the Surviving Binding Provisions and Non-Surviving Binding Provisions prior to termination, nor of the Surviving Binding Provisions thereafter. Upon termination of this Letter of Intent, the parties will have no further obligations under this Letter of Intent, except with respect to the Surviving Binding Provisions which will survive in full force and effect, unamended.

Section 3.5 General.

(c)	Waiver. No party will be deemed to have waived the exercise of any right that it holds under this Letter of Intent unless such waiver is made in writing. No waiver made with respect to any instance involving the exercise of any such right will be deemed to be a waiver with respect to any other instance involving the exercise of the right or with respect to any other such right.

(d)	Counterparts. This Letter of Intent may be executed in any number of counterparts, and all such counterparts taken together will be deemed to constitute one and the same instrument. Any party delivering an executed counterpart by facsimile will also deliver a manually executed counterpart of this Letter of Intent.

(e)	Time. Time is of the essence in this Letter of Intent.

(f)	Severability. Each provision of this Letter of Intent is intended to be severable, and if any provision is illegal, invalid or unenforceable in any jurisdiction, this will not affect the legality, validity or enforceability of such provision in any other jurisdiction or the validity of the remainder of this Letter of Intent.

(g)	Governing Law. This Letter of Intent will be interpreted and enforced in accordance with the laws of the State of Nevada.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

6

To confirm the foregoing, please countersign the enclosed duplicate copy of this Letter of Intent where indicated below and deliver same to Viking. If a countersigned copy of this Letter of Intent is not received by Viking prior to 5:00 p.m. (EST) on January 23rd, 2020, the proposal set forth herein will expire automatically at such time.

Yours very truly,

/s/ James A. Doris
James A. Doris, President of Viking Energy Group, Inc.

* * * * *

This Letter of Intent reflects accurately the understanding and agreement of each of the undersigned with respect to the matters set out above.

Confirmed this 23rd day of January, 2020.

CAMBER ENERGY, INC.

By:	/s/ Louis Schott
Louis Schott, Interim Chief Executive Officer

7